EXHIBIT 2.1

                           ARTICLES OF INCORPORATION
                                       OF
                           EASTEX CHEMEX CORPORATION

     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.

                                   ARTICLE I

     Name:  The name of the corporation is:

                           EASTEX CHEMEX CORPORATION

                                   ARTICLE II

     Duration:  The period of its duration is perpetual.

     Purpose: The purposes for which the corporation is organized are: To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act including, but not limited to operating and managing a sales business, owning, buying and selling real and personal property, and conducting all business reasonably associated therewith.

                                   ARTICLE IV

     Shares: The aggregate number of shares which the corporation has authority to issue is 1,000,000 shares of the par value of $.01 per share. The shares are designated as Common Stock and have identical rights and privileges in every respect.

                                   ARTICLE V

     Commencement of Business: The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                   ARTICLE VI

Registered Office and Agent: The street address of the registered office of the corporation is 611 Melody Lane, Friendswood, TX 77546 and the name of its registered agent at that address is Kenneth A. Phillips.

                                  ARTICLE VII

Initial Directors: The number of directors constituting the initial Board of Directors is two (2) and the name and address of each person who is to serve as director until the first annual meeting of shareholders, or until his successor is elected and qualified is:

NAME                                ADDRESS

Kenneth A. Phillips                 611 Melody Lane
                                    Friendswood, TX 77546

Kathryn M. Phillips                 611 Melody Lane
                                    Friendswood, TX 77546

                                  ARTICLE VIII

Incorporator:  The name of the incorporator is:

                              Kenneth A. Phillips

and his address is:

                              611 Melody Lane
                              Friendswood, TX 77546

Each of the incorporators is more than eighteen (18) years of age.

                                   ARTICLE IX

Bylaws: The initial bylaws shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board of Directors, subject to repeal of change by action of the shareholders.

                                   ARTICLE X

Prior Written Consent: A shareholder who desires to pledge shares of the Corporation as collateral for any loan or otherwise to encumber any shares of the shareholders of the Corporation may do so only with the prior written consent of all of the shareholders of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of June, 1986.

                                          /s/  KENNETH A. PHILLIPS
                                          KENNETH A. PHILLIPS
                                          Incorporator

STATE OF TEXAS
COUNTY OF HARRIS

     I, a Notary Public, do hereby certify that on this the 1st day of June, 1986, personally appeared before me, Kenneth A. Phillips, who being by me first duly sworn, declared to me that he/she is the person who signed the foregoing document as the Incorporator, and that the statements therein contained are true.

                                          /s/  SANDRA KAY JONES
                                          Notary Public in and for
                                          Harris County, Texas

                                          My commission expires:
                                          October 12, 1988

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             JULY 27 1990
                                                         Corporations Section

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATIONS
                          OF EASTEX CHEMEX CORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to the Articles of Incorporation which shall change the name of the corporation to Fleetclean Systems, Inc.

                                    1.  Name

The name of the corporation is Eastex Chemex Corporation.

                              2.  Date of Adoption

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 15th day of April, 1990.

Article One of the Articles of Incorporation is amended so as to read as follows:

     The name of the corporation is Fleetclean Systems, Inc.

                              3.  Number of Shares

The number of shares of the corporation outstanding at the time of the adoption was 13,012 shares; the number of shares entitled to vote was 13,012 shares.

The designation and number of outstanding shares of each class entitled to vote as a class were as follows:

                               CLASS           NUMBER OF SHARES
               -----------------------------   ----------------
               Common.......................        13,012

                              4.  Adoption by Vote

The number of shares voted for the amendment was 13.012 and the number shares voted against the amendment was zero (0).

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             AUG 09 1996
                                                         Corporations Section

                             ARTICLES OF AMENDMENT
                             BY THE SHAREHOLDERS TO
                        THE ARTICLES OF INCORPORATION OF
                            FLEETCLEAN SYSTEMS, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                       I

     The name of the corporation is FLEETCLEAN SYSTEMS, INC.

                                       II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 1, 1996.

     The amendment deletes all of Article IV of the original Articles of Incorporation. The part that is deleted read as follows:

        Shares: The aggregate number of shares which the Corporation has authority to issue is 1,000,000 shares of the par value of $.01 per share.

     The amendment adds the following words to Article IV so that Article IV as amended now reads as follows:

        The aggregate number of shares which the Corporation has authority to issue is 50,000,000 of the par value of $.01 per share. The shares are designated as Common Stock and have identical rights and privileges is every respect.

                                      III

     The number of shares of the corporation issued and outstanding at the time of such adoption was 14,458 and the number of shares entitled to vote thereon was 14,458.

                                       IV

     The number of shares voted for such amendment was 14,458; the number of shares voted against such amendment was zero. Accordingly, such amendment was unanimously approved by the shareholders.

                                       V

     The holders of all of the shares outstanding entitled to vote on the amendment have signed a consent in writing adopting such amendment.

Dated:  June 30, 1996

                                          /s/  KENNETH A. PHILLIPS
                                          KENNETH A. PHILLIPS, President

                                          /s/  KATHRYN M. PHILLIPS
                                          KATHRYN M. PHILLIPS, President

STATE OF TEXAS
COUNTY OF TEXAS

     This instrument was acknowledged before me on June 30th, 1996, by KENNETH
A. PHILLIPS and KATHRYN M. PHILLIPS.

                                          /s/  MARTHA BROWN
                                          NOTARY PUBLIC In and for
                                          The State of Texas

                                          Printed Name:  MARTHA BROWN

                                          My Commission Expires: September 11,
                                          1999

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             AUG 28 1996
                                                         Corporations Section

                             ARTICLES OF AMENDMENT
                             BY THE SHAREHOLDERS TO
                        THE ARTICLES OF INCORPORATION OF
                            FLEETCLEAN SYSTEMS, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                       I

     The name of the corporation is FLEETCLEAN SYSTEMS, INC.

                                       II

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 8, 1996.

     The amendment deletes all of Article X of the original Articles of Incorporation. The part that is deleted read as follows:

              Prior Written Consent: A shareholder who desires to pledge shares of the corporation as collateral for any loan or otherwise to encumber any shares of the Corporation may do so only with the prior written consent of all of the shareholders of the Corporation.

     The amendment substitutes the following words to Article X so that Article X as amended now reads as follows:

              The shareholders of this Corporation shall not have the preemptive right to subscribe to any and all issues of shares and securities of this Corporation.

                                      III

     The number of shares of the corporation issued and outstanding at the time of such adoption was 14,458 and the number of shares entitled to vote thereon was 14,458.

                                       IV

     The number of shares voted for such amendment was 14,458; the number of shares voted against such amendment was zero. Accordingly, such amendment was unanimously approved by the shareholders.

                                       V

     The holders of all of the shares outstanding entitled to vote on the amendment have signed a consent in writing adopting such amendment.

Dated:  June 30, 1996

                                          /s/  KENNETH A. PHILLIPS
                                          KENNETH A. PHILLIPS, President

                                          /s/  KATHRYN M. PHILLIPS
                                          KATHRYN M. PHILLIPS, President

STATE OF TEXAS
COUNTY OF LIBERTY

     This instrument was acknowledged before me on June 30, 1996, by KENNETH A. PHILLIPS and KATHRYN M. PHILLIPS.

                                          /s/  MARTHA BROWN
                                          NOTARY PUBLIC In and For
                                          The State of Texas
[Notary Public Seal]
                                          Printed Name:  MARTHA BROWN

                                          My Commission Expires: September 11,
                                          1999


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